EXHIBIT 4(d)(ii)


                         AMENDMENT NO. 3


                                  January 7, 1999


The Prudential Insurance Company
  of America
Pruco Life Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

         We refer to the Note Agreement dated as of October 24, 1995, as amended by Amendment No. 1 dated January 17, 1997 and Amendment No. 2 dated October 8, 1997 (as amended, the "Agreement"), among the undersigned, Brown Group, Inc. (the "Company") and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

         The Company has requested that Prudential amend the Agreement to increase the permitted capital expenditure basket by $5 million. The Company and the holders of the Notes have agreed to amend the Agreement. Accordingly, it is hereby agreed as follows:

    Section 1. Amendment to Agreement. Paragraph 6K of the Agreement is hereby amended by deleting the figure "$25,000,000" therein and substituting for such figure the figure "$30,000,000." This change is effective beginning with the Company's 1999 fiscal year, which begins on January 31, 1999.

     Section 2. Conditions to Effectiveness. This Amendment shall become effective, when and only when each of the holders of the Notes shall have received counterparts of this Amendment which shall have been executed by the Company, each Guarantor, and each of the holders of the Notes.

     Section 3. Representations and Warranties. Each Credit Party hereby represents and warrants that the representations and warranties contained in paragraph 8 of the Agreement are true and correct on the date hereof as if made on such date, except that the references to "this Agreement" shall mean the Agreement as amended by this Amendment.

     Section 4.  Miscellaneous.

         4.01. Effect of Amendment. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

         4.02. Counterparts. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

                 [Signatures on following page.]

          If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Amendment to the Company at its address at 8300 Maryland Ave., St. Louis, Missouri 63105, Attention:
Treasurer.


                                   Very truly yours,

                                   BROWN GROUP, INC.

                                   By: /s/ Harry E. Rich
                                      ---------------------------------
                                     Title: Executive Vice President &
                                            Chief Financial Officer

                                   GUARANTORS

                                   BROWN GROUP INTERNATIONAL, INC.
                                   BROWN GROUP RETAIL, INC.
                                   PAGODA TRADING COMPANY, INC.
                                   SIDNEY RICH ASSOCIATES, INC.

                                   By: /s/ Harry E. Rich
                                      ---------------------------------
                                     Title:  Vice President


Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By: /s/ Jay Squiers
   ----------------------------
  Vice President


PRUCO LIFE INSURANCE COMPANY


By: /s/ Jay Squiers
   ----------------------------
  Vice President